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                                                                Exhibit 4.2

Number *0*                                                      Shares *0*

THIS CERTIFICATE IS TRANSFERABLE                SEE REVERSE FOR
IN THE CITIES OF NEW YORK, N.Y.                 IMPORTANT NOTICE
AND CHARLOTTE, N.C.                             ON TRANSFER RESTRICTIONS
                                                AND OTHER INFORMATION

                                                           CUSIP 929042 20 8

                              VORNADO REALTY TRUST
                         ------------------------------
                         a Real Estate Investment Trust
                 Formed Under the Laws of the State of Maryland

        THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share, no par value, of

                              VORNADO REALTY TRUST
                         ------------------------------

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal and the facsimile signatures of the duly authorized officers of the Trust.

DATED
      ---------------------
Countersigned and Registered:
First Union National Bank of North Carolina
             (Charlotte, N.C.)

                                [IMPRESSION OF
        Transfer Agent            TRUST SEAL]           /s/ Steven Roth
        and Registrar                                   -----------------------
                                                        Chief Executive Officer

By:                                                     /s/ Susan Schmider
    ------------------------                            -----------------------
    Authorized Signature                                      Secretary






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                                IMPORTANT NOTICE

        The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

        The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own shares of Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class and no Person may Constructively Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. In addition, the shares of Common Stock into which the shares of Preferred Stock represented by this certificate are convertible are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a REIT under the Code. No Person may Beneficially Own shares of Common Stock in excess of 6.7% of the outstanding Common Equity Stock of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Equity Stock of the Trust (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. Due to the attribution rules that exist with respect to these ownership limitations, persons holding, or treated as holding under the relevant attribution rules, shares of Preferred Stock will be treated, for purposes of the ownership limitations, as owning the shares of Common Stock into which their shares of Preferred Stock can be converted even prior to such conversion if such ownership would cause ownership of shares of Common Stock in excess of the applicable ownership limit. Accordingly, shareholders should take their direct and constructive ownership of shares of Common Stock into account in determining whether they can hold shares of Preferred Stock without violating the ownership limit with respect to the shares of Common Stock. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR
          DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -     as tenants in common
TEN ENT   -     as tenants by the entireties
JT TEN    -     as joint tenants with right
                of survivorship and not as tenants
                in common

UNIF GIFT MIN ACT ______ Custodian _______
                  (Cust)           (Minor)
                  Under Uniform Gifts to Minors Act of
                  ____________________________________
                  (State)

        Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

________________________ (_________________) of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.
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Dated _______________   _______________________________________________________
                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.